Exhibit 99.3

DIODES 3Q 2012 EARNINGS CALL

Q U E S T I O N S    A N D    A N S W E R S

Operator

Thank you.

(Operator Instructions)

Your first question comes from the line of Steve Smigie from Raymond James. Please proceed.

Steven Smigie - Raymond James & Associates - Analyst

Great. Thanks a lot, congratulations on a good quarter on a tough environment, particularly on the computing where everybody else seems to have been hit pretty hard. Was hoping you could talk a little bit about how you see this next few quarters playing out. Obviously, things are soft here. I guess a number of your comparables indicated that there’s some amount of inventory workdown setting up a possible Q1 recovery, not necessarily from demand, but even just from inventory level. Would you have any color on how you see the next couple quarters playing out? Thanks.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Well, Steve, thank you for the comment. We really don’t know what will be happen in the 1Q, because for us it’s too far away, okay? But for the fourth quarter, we know the general market is tough, okay? And, unfortunately, due to our past design win and past market share gain activity, we still project later than it appears of the growth. People typical look at somewhere quite low, but we only be looking for flat to minus 4%.

Steven Smigie - Raymond James & Associates - Analyst

Right. Thanks. Can you talk about your mobility business a little bit more? You’ve been investing there in awesome design wins on the call today. What percentage of revenue is that now, and is there a certain goal or target you’re hoping or at least working towards for the coming year?

Mark King - Diodes Inc - SVP, Sales and Marketing

Steve, we don’t really — we really haven’t broken it out by mobility. We lump our mobility and those things in our consumer section and frankly, we probably just haven’t gotten to that level of granularity in where we are. But clearly, that’s a focus. It’s always been one of our smaller segments within our consumer base, and we see a lot of opportunity in some of the sub-miniature and some of our CSP devices and some of our logic devices to really expand our revenue in those areas. So, it is a key focus for us, but I can’t define it for you at this point.

Steven Smigie - Raymond James & Associates - Analyst

Okay. Last question was just on R&D. What sort of number are you targeting as a percentage of revenue at this point? You’re obviously adding more analog products. Does that continue to go up? Do you continue to increase investment to achieve more growth in that area, or is it just sort of keep on the similar rates, as you’ve been doing in some recent quarters? Thanks.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Well, our R&D model is 5% of the revenue, and it’s just because, if you cut the PG or tape out in a couple more products, that costs would go up. And so it’s very difficult to get exactly because the tape out, typically you tape out one quarter but you don’t take up the other quarter, that make a big difference, okay? But our model is still at the 5% of our revenue and we feel tried to maintain in that kind of level.

Steven Smigie - Raymond James & Associates - Analyst

Great. Thanks very much.

Operator

Your next question comes from the line of Gary Mobley from Benchmark. Please proceed.

Gary Mobley - The Benchmark Company - Analyst

Hi, guys.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Hi, Gary.

Gary Mobley - The Benchmark Company - Analyst

You guys in the past have generated gross margins in the mid- to upper 30% range, and on a revenue base, not much different than what you just generated, closer to $180 million. And so I guess most people fear, including myself, with industry capacity clearly ratcheting down in the third and even more in the fourth quarter, and you as a Company investing aggressively in your Chengdu facility, I’d like to get a handle on what your capacity addition plans are. And should we think now of Diodes as being the Company growing twice the market growth rate, maybe growing more than that? And then as well, is the new normal for gross margin mid-20% gross margin to perhaps the upper 20% range?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Okay. Let me answer several questions one by one. Number one, Chengdu facility. I think we actually slow down the Chengdu expansion. We finish the building and — but try to facilitate and the capital equipment is all on hold, okay? So, we are not really, other than the building we need to — we finish it up. We are not really spent too much money now of putting the facility and MERFEI in there, and equipment-wise, other than product line, we do not order any equipment yet. So, we are waiting for the power come in and then after that, we probably may power next year if the market turn. If market don’t turn, then we’ll play by ear, but this moment we are not really putting any capital equipment or MERFEI into Chengdu facility.

Second, let’s talk about Shanghai facility. We continue put it in the capital the area of our new package, which we don’t have the capacity for it. And fortunately, we have a very good design win on our CSP, our DN1060, a lot of those very tiny small package which is gaining the momentum, but that’s the area we do not have enough capacity and so we put in the capital equipment for that area. And if you look at the Standard package area like SOT-23, SOT-323 or even some of the QFN, those area since the market’s really slow, our revenue from that area is not really growing, okay? That real growing is really coming from very — the new and advanced package and of therefore, we really — our GPM was hurt because that standard packaging is not fully utilized. It’s underloaded. But if the market turns, if the market turns, then that area should be started loaded, utilization will going up. Then your GPM going back up.

Our other point, I think I kept the point out in the past, is the gold wire. This quarter, gold went up again, okay? Even when we — our output for the gold went down, not this quarter, I mean third quarter, okay? Our output for gold went down. Our couple conversion going up, but unfortunately, the gold price actually went up in the third quarter, and that cause us the GPM not really recover as fast as we can. So, there’s a stable area that we’re talking ASP and we’re talking about utilization, we talking about gold. Gold, though, is the one hurting us, but I believe is when the market start to turn, when we convert more or our customer allow us to convert when they start to convert into the next design or next new product of or next equipment or convert into the copper wire next year, our GPM will be start to improve significantly again.

Gary Mobley - The Benchmark Company - Analyst

Okay. Well, appreciate the detail there. Last question for me, I’m actually out of pocket. My flight just landed, so I apologize, I haven’t had a chance to review the press release in great detail. But could you break out the organic growth comparisons for the third quarter, without contributions from acquisitions as well?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Well, I think we already said it, the revenue coming from Eris and coming from PAM is not materialized, okay?

Rick White - Diodes Inc - CFO, Secretary and Treasurer

In the third quarter, PAM was not included at all and we had one month of Eris, so it’s basically immaterial.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Yes.

Gary Mobley - The Benchmark Company - Analyst

All right, great. Thanks, you guys.

Operator

Your next question comes from the line of Christopher Longiaru from Sidoti & Company. Please proceed.

Christopher Longiaru - Sidoti & Company - Analyst

Hey, guys, congratulations on the performance in a tough environment.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Thank you.

Christopher Longiaru - Sidoti & Company - Analyst

My question has to do more with, you talked about just global economic weakness kind of pressuring price a little more. Can you talk about that in relative terms to what you typically see this time of year? And if you have any kind of visibility going forward on that, that would be great.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Okay. Let’s talking about third quarter. Typically, in semiconductor cycles, third quarter supposed to be a very good quarters, okay? And unfortunately this year, the third quarter really didn’t grow as fast as in the past, okay? So, that creates a price pressure. And then you go to fourth quarter. Typically, is flat to 5% down, but this quarter you only see the announcement is quite visible. Fortunately, at Diodes we predict the zero to 5% down — zero to 4%, okay? So, we are better than our peer and then better than in general, but the market is really soft.

Christopher Longiaru - Sidoti & Company - Analyst

What’s a general annual ASP decline for you versus what you’re seeing now? Can you comment on that at all?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

In typically, I have been talking about that several times in the past. If you assume mix independent is about 2% a quarter going down. That’s typical.

Christopher Longiaru - Sidoti & Company - Analyst

Okay.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Okay? And like last year or beginning of last year and late part of 2010, the market is so good, the price is actually not changed that much, okay? Now this time, we actually, we are better than typical, but it is still more than what I expected, because I thought third quarter should be good.

Christopher Longiaru - Sidoti & Company - Analyst

Because of the inventory levels still being fairly healthy. Would that be correct?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Well, our customer you’re talking about?

Christopher Longiaru - Sidoti & Company - Analyst

Yes.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Well, you can say that, but it just - the price pressure is still very high. Typically, when the market is soft, our customers know how to squeeze, okay?

Christopher Longiaru - Sidoti & Company - Analyst

All right. That’s all very for now. Thank you, guys.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Thank you.

Operator

Your next question comes from the line of Vernon Essi from Needham. Please proceed.

Vernon Essi - Needham & Company - Analyst

Thank you very much, and nice guidance in this environment. I was wondering, and I want to congratulate you also on the purchase of power analog. And Dr. Lu, I was wondering if you could expand upon that and give us an understanding of your revenue footprint in Japan? In your filings, there’s really no presence at all and obviously, I would assume that’s going to get you some multi-national experience or exposure over in Japan. Can you give us an understanding of how that might play out for you in terms of your relationships in that region and what you’re serving right now?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Okay. Typically, Diodes in history, we really don’t have any revenue from Japan. We kind of - because Japan typically does discrete - you have a lot of Japanese company occupy that, and it’s difficult for us to get into Japan. So, we focus our effort in US, Europe and Asia, and you can see when we break it out, we hardly say anything in Japan because we basically not in Japan, okay? But I think the way I feel is everything is changing. I think Japan company start to feel lot of pressure. They really need to start to procure their component from outside. If they try to buy from Japan company, they probably start to going to get pressure on their end equipment. And we see that as opportunity for us start to develop the revenue on the business inside Japan. And PAM provide this opportunity because with a small product portfolio, they are able to get some business from Japan and they have couple of very good disty. We can utilize it, okay? So, we try to take the opportunity to participate into the Japan market.

Vernon Essi - Needham & Company - Analyst

And if you were to give us understanding, have you already started those conversations as a result of this acquisition? And do you see progress already occurring, or is this more of a 2013 effort?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Well, I’ll let Mark King answer this question.

Mark King - Diodes Inc - SVP, Sales and Marketing

We already have our Asian — the leadership of our Asian team in Japan this week as working with those distributors to start setting up preparing for to us go. One of the key things about it is just it forced us to have an investment in Japan. So, now that we have two people there, we can sit down and do it. Sometimes getting started and deciding to hire those people in Japan is a first big step. So, we have some people there, people within our Company are familiar with those people, so that gives us some advantages. We have already established distributor bases in some of the — some of the distributors that we had already been looking at in the past, so I think it all worked out pretty well for us.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Mark already tell you there are two people from PAM in Japan, and one of them working for me before (laughter). So, I think this is good opportunity for us. We know him well and we know his capability, and this is a good opportunity for us to start to develop Japan market.

Vernon Essi - Needham & Company - Analyst

You seem to know everybody, Dr. Lu.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

(Laughter) He working for me when I was in my previous company.

Vernon Essi - Needham & Company - Analyst

Okay. Just moving on, my last question here on the automotive front you had a really nice growth sequentially. And it looks like that might actually be a record quarter for you, and you said you had strength in Europe. Was there any specific product that was more successful or any specific reason for that, that strength?

Mark King - Diodes Inc - SVP, Sales and Marketing

I don’t think it was a record, but it bumped against our 4% high. And, what we see in some of our designs in the higher end cars are doing pretty well. Actually, the lower end cars where we’re not as present have been pretty soft in Europe. So, we just — it was kind of a broad based product area that we saw some — broad base where we participate, we saw some strong numbers the last quarter.

Vernon Essi - Needham & Company - Analyst

Okay. And just for the record, on a dollar basis, I think it’s a record, but I —

Mark King - Diodes Inc - SVP, Sales and Marketing

It’s a really small — okay, on a dollar basis, yes, right. The record on the dollar basis.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Yes, you’re right.

Mark King - Diodes Inc - SVP, Sales and Marketing

The percentage of our segment thing, we’ve been just here once before.

Vernon Essi - Needham & Company - Analyst

Right, right. Okay, thank you.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Yes.

Operator

Your next question comes from the line of Stephen Chin from UBS. Please proceed.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Hi, Steve.

Stephen Chin - UBS - Analyst

Hi, Dr. Lu. Thanks for taking my questions. A couple items I wanted to go through. Firstly, on the top line, just in terms of the new products that you were talking about like the chip-scaled package products and other new innovative products, what does the demand look like for those products going into early 2013? Because you mentioned that there might be good mobile customer exposure there and just wondering if there’s a good steady flow of new products ramping into next year.

Mark King - Diodes Inc - SVP, Sales and Marketing

I would say that as the market demand goes, we’re having a strong quarter this quarter. We’ll see where the demand is in the first quarter. They are predominantly consumer oriented, so again, the demand window is relatively short. All in all, from a design win perspective and a positioning perspective, we think those products are doing quite well for us.

Stephen Chin - UBS - Analyst

Okay. That’s helpful. And then in terms of operating expenses, can we get a little more color in terms of how the guidance for - or how that breaks out between the R&D and the SG&A side?

Rick White - Diodes Inc - CFO, Secretary and Treasurer

The guidance?

Stephen Chin - UBS - Analyst

Right. For OpEx in terms of 23.5% plus or minus 1 percent. How does that break out between R&D and SG&A? Is it, a little more heavy on the SG&A side in terms of the headcount?

Rick White - Diodes Inc - CFO, Secretary and Treasurer

Well, our model is to have about 5% R&D, and if you look at our third quarter, we were at 5.5%. It’s probably in that same range in the fourth quarter, maybe a little bit higher, and then we have the amortization of intangibles, that’s about $1 million, $1.5 million. You can look at the history on that one. And then the rest will be SG&A.

Stephen Chin - UBS - Analyst

Okay, got it. That’s helpful.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Yes. But in the fourth quarter, I think we get the Eris and PAM —

Rick White - Diodes Inc - CFO, Secretary and Treasurer

Both are in there, right

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Both is — their cost is more than our model, okay? So, we just need to work the number down because they’re a very small company, and so their R&D and SG&A is much higher than our model.

Rick White - Diodes Inc - CFO, Secretary and Treasurer

Right. And that’s one of the reasons in the fourth quarter the R&D and the SG&A is going up higher than our model and higher than the third quarter.

Stephen Chin - UBS - Analyst

All right.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

And give us the time when we working that number down and when the revenue growing — start to grow back up again, then we will go back to our model.

Stephen Chin - UBS - Analyst

Just the last question or two here on the capacity side, and it’s related to those two acquisitions. In terms of utilization rates in Q3, just directionally, was it flat or did it come down some more for your internal capacity excluding Eris in the quarter?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Yes. Like I say, utilization, if you just pure look at utilization number, you will say utilization is up. But if you look at the separation between the advanced new package versus standard package, then the standard package is actually either flat or slightly down. Because our gaining the momentum is all in the high end in advanced package. So, this is what I’m talking about. If you pure look at utilization, might be okay. We still put in the capital in second quarter, in third quarter, and we are not putting any more because I think we have enough capacity even to support the newer package, but standard package is still under pressure.

Stephen Chin - UBS - Analyst

And just one follow-up on this. When you look at the number of dollars that you spent on the acquisitions (technical difficulties) Eris, how does that break look from a capital acquisition standpoint? The effective capacity that you have access to now, how does that compare to your historic spending on these (technical difficulties) amount of back end capacity? I understand that some of the capacity require periods more specialty packaging and high voltage-type parts. I know that’s not a complete apples to apples comparison here.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Okay, number one, on Eris — their capacity, we don’t count their excess capacity, okay? And we just consolidate their P&L, so their capacity, we don’t care.

Rick White - Diodes Inc - CFO, Secretary and Treasurer

With a minority interest, right?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Yes. And so the number one, and number two, their capacity is not the same as our — we invest in Eris, an area we don’t have the capacity. We don’t have the product okay? We are not buying Eris because buying the capacity. Eris is in the — Eris capacity is in other package which we subcon, okay. And they are one of our subcon partner originally. The really, the benefit of Eris is this. They are very good at taking the — at using the capital equipment and put on automation to reduce the people’s cost. And, we talking about liability before. China labor cost going up 10% to 15% a year, and I don’t see the end in the near future. Therefore, we need to figure out a way to helping us to reduce the growth of the people cost, and one of the way is automation. And Eris provides me that kind of technology. Now, not right now, but in the future, we should be able to take that technology and help our expansion in Chengdu and therefore, we should be able to reduce our, you know, our people’s cost in the future. But this is more important. Invest in Eris is more their technology, it’s not their capacity.

Stephen Chin - UBS - Analyst

Got it, okay. That’s very helpful. Thank you so much, Dr. Lu.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Okay.

Operator

Your next question comes from the line of Ramesh Misra from National Securities. Please proceed.

Ramesh Misra - National Securities - Analyst

Good afternoon, gentlemen. In regards to your logic products, it’s been a few years since you got into the space. Can you provide a sense of when logic could potentially become a 5% to 10% portion of your revenue? Is it in 2013, 2014, or even further out?

Mark King - Diodes Inc - SVP, Sales and Marketing

I don’t think we can give that in exact detail like that, but I believe —

Ramesh Misra - National Securities - Analyst

I’m asking only for a broad brush, Mark, nothing specific. It’s — the purpose of the question is to gauge your progress over there rather than getting a specific number.

Mark King - Diodes Inc - SVP, Sales and Marketing

I think that it’s — logic has a long term footprint from some major vendors, and my discussion in my thing about the customer count has been quite good. It’s showing that we think we’re making pretty good progress, and where our footprint is pretty good in our key customer base, okay? And now the mass market part’s going to take us a little bit longer. So, I think we mentioned that we’re starting to get — the revenue is starting to get more significant and we’re starting to get more and more momentum. We’re pretty comfortable where we’re going. Maybe taking a little bit longer than we expected because of the market situations that we’ve been involved in. Okay?

The next tight period will be a big, big launch for us. We’ve created a footprint that will be our big launching pad for growth for logic. We’re well positioned with packaging. We’re building a product line. We’re just getting our product line up to things. We’ve got some very advanced products now in our sub-miniature DFN package and so forth. So, we’re very, very well positioned.

I think what we need is one of those — we always kind of talked a good 3% to 5% growth over a consistent six quarters for our business, and all of a sudden that stuff tightens up because packaging is the base of all logic, okay, and that’s where our strength is. We’re kind of continuing to fight through it to key customer, and we expect that the market will help us become a key player in a very, very short period of time down the road. I hope that helps.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

If you look at the logic business, only few customer, few of vendor put in the effort in this area. And so the key thing is when the shortage come, we’ll be in the good position to gain the market share, okay? When in today’s market it’s difficult because people do not have a need to change it and unless you drop the price, which is not what we want to do, to drop the price to gain the market share. But when the shortage come, this the time for us to gain the momentum, to gain the market share. And we prepare for that so we continue introduce the new product, put in the logic product in the new package such as that when the time come, we are ready to ramp.

Ramesh Misra - National Securities - Analyst

Okay, that’s helpful, Dr. Lu. I think in general, your strategy has been to focus on synergistic gains. Can you say that your entry into the logic space has actually been helping your other discretes and your other small signal analogs?

Mark King - Diodes Inc - SVP, Sales and Marketing

Again, it all goes back to the strategy of having more SAM to serve our strong customer base, okay, within the package mix and in the technology range that we play in. So yes, I think it’s — frankly, I think the others is going to help logic, but in the long run, logic is going to help everything else, okay? I can’t say that logic is driving anything else, but it’s definitely giving us more to offer and giving us more talk points with our customer base.

Ramesh Misra - National Securities - Analyst

Got it. In regards to Chengdu, as you said that today, when do you think Chengdu becomes any significant contributor to manufacturing? Is it 2014, 2015 or even further out?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Well, obviously, it would not be 2013. I don’t know it would be 2014 or not. It really depend on how the market — today I cannot even see what will be the market, it would be a booming market next year or not. I’m waiting for it. Get the building ready and then whenever the market turn, we are ready, okay?

It take about nine month to one year to get the building ready. It take another nine months to one year to get power ready. I’m working on that, but then from the time I need it to put the MERFEI in, to put the equipment qualify, it take six months. I make those long time items ready, and then whenever market start to turn, we can start putting the capacity. And at that time, we don’t need to put a big one. See, power and building, you just need to make a big one, but when you start to doing, facilitize, moving in the capital equipment, you can do a small chunk by small chunk.

Ramesh Misra - National Securities - Analyst

Got it, okay. And then in regards to inventory, do you expect in Q4 your inventories will come down, or do you think it will be mostly flat?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Well, the reason the third quarter inventory go up is really because we are facing October 1 to — it’s up nine days of the national holidays. This very long national holiday, okay, because it just, right, had the two weekend in the front, two weekend on the back. It’s nine days. And so we need to put some inventory in our hub because it’s not a custom to shut down, our customer will be in trouble. Third quarter inventory is really due to prepare the long holiday in, right, after October 1, okay? Then the first quarter (multiple speakers) what? No. Because you know the Chinese new year.

Every year the Chinese new year we’re going to lose people and the holidays, a lot of people won’t come back on time. So, every year we are fighting the same thing, right? And building this right before the Chinese new year people just go home and then after Chinese new year not — everybody won’t come back. They take time to come back, and therefore, we do need to build ahead in December to prepare for the Chinese new year. And so this is what we are doing. I’m hoping and I would expect probably flat if it go up or go down, won’t be too much. My plan is probably flat 3Q, because the same Chinese holidays, I do need to prepare for it.

Ramesh Misra - National Securities - Analyst

Got it, okay. All right. Thank you very much.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Thank you.

Operator

Your next question comes from the line of Tristan Gerra from Baird. Please proceed.

Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst

Hi. Good afternoon. Last year in December, I think that across the industry there was some weakness relative to expectation in terms of the Chinese new year related demand. So, that was not a big — the later part of December. Any visibility? What is your guidance implying in terms of Chinese new year demand or build?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Okay. The difference last year and this year is: last year Chinese new year is in late part in January, so it affect all December. This year, the Chinese new year is late part February, so our December probably won’t get affected other than, like I say, I prepare the inventory, okay? So, we — really the 4Q did not plan in any affect due to the Chinese new year.

Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst

Okay, okay, great. And did you mention what the total sell-in versus sell-through was in Q3? And what is your expectation in Q4, just looking at how there is basically some adjustment of inventories in the channel?

Mark King - Diodes Inc - SVP, Sales and Marketing

Yes. What I did talk about was the POS was 4% and the inventory was down 4%. I think we expect the channel to drive the inventory down again in Q4, but probably not significantly because frankly, our channel inventory is quite clean.

Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst

Great. Very useful. Thank you.

Operator

Your next question comes from the line of Shawn Harrison from Longbow Research. Please proceed.

Shawn Harrison - Longbow Research - Analyst

Hi. Can you hear me?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Yes, Shawn.

Shawn Harrison - Longbow Research - Analyst

Hi, Rick, just a question for you before I have some bigger picture questions for you, Dr. Lu. The $1.9 million in other income, I’m sorry if I missed it, what was that in the third quarter and how should we project that going forward? And then also, just the full quarter CapEx expectation?

Rick White - Diodes Inc - CFO, Secretary and Treasurer

Yes. The $1.9 million was — the gain was due basically to the fact that we had a gain on the Eris stock. And so that’s not going to happen in the future because we changed the accounting from fair value accounting to consolidation as of September 1. So, take that gain out.

Shawn Harrison - Longbow Research - Analyst

Okay. And then the CapEx?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

CapEx in the 4Q will be very small because like I said, we put in the capacity, CapEx, in second quarter and third quarter for this growth in the new package, new design win. And we project now fourth quarter revenue to go zero to minus 4%. Therefore, at mid point in the minus 2, so we really do not intend to put any new capacity in there. Other than the maintenance, those you typically need spend some money for maintenance and those. We’re going to be very small on CapEx expenditures.

Rick White - Diodes Inc - CFO, Secretary and Treasurer

If you looked at the CapEx this year, we’ve said that — in the third quarter, for instance, it was 8.8%. So, it’s been below our 10% to 12% model basically all year long, and we’re projecting that in the fourth quarter it will be the same or even lower than the 8.8%, right.

Shawn Harrison - Longbow Research - Analyst

Okay. And then I guess a bigger picture question, Dr. Lu. It was alluded to a little bit this earlier in the Q&A, but some of your competitors that sell into the PC market either highlighted abnormal, anecdotally negative pricing during the quarter. Some maybe have even walked away from a lot of the business in that market. How would you characterize the computing market, both in terms of the competitive dynamic, the attractiveness, maybe the share opportunities if people are — if competitors are walking away, given what looks to be maybe a negative growth market here for at least maybe the next few quarters?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Yes, now people are talking about computer market, but ultrabook, ultrabook is not bad, okay? Maybe not as good as originally expected, but ultrabook is not doing bad. So, if you adding ultrabook and the notebook together, yes, it’s still slow going down. But we take opportunity to gain the market share. And if you look at this and what Mark is talking about our market share, our percentage revenue actually of computing isn’t from 27% of our total revenue in second quarter to 28% of our total revenue in third quarter. And you know our revenue is growing, so you get from that, you can see our computing revenue is actually growing.

Mark King - Diodes Inc - SVP, Sales and Marketing

Right. If you look at past quarters, our computing was up in the 32 — into the 30 range. So, we’ve already shed some of the low end business on that part and what we’re covering some of the other stuff, yes. I think that we’re changing a little bit what we’re selling in there, and some of our MOSFETs content is entering there. And so we have a little bit of better content in that than we had before and some of the commodity discrete.

Shawn Harrison - Longbow Research - Analyst

That’s very helpful. And I guess just as a follow-up, Mark, point of sale at distribution, have you seen any change through October in terms of that rate, whether it’s steady, better, worse?

Mark King - Diodes Inc - SVP, Sales and Marketing

I think it’s relatively steady through October. Obviously, this quarter is going to be a tight quarter for this. I think that really — I think the POS will lag a little bit, and the POP will lag with it in certain areas. I think certain areas it’s going to be a little bit more stable. So, I’m not sure. I do want to correct something I did say in Tristan’s. Our global POS was up 5%, not 4%. I read the wrong number, I apologize.

Shawn Harrison - Longbow Research - Analyst

Okay. And with that, you expect the gap between the POP and the POS to probably narrow as we come into the new year?

Mark King - Diodes Inc - SVP, Sales and Marketing

Right.

Shawn Harrison - Longbow Research - Analyst

Based upon — okay. Very helpful. Thanks so much.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Thank you.

Operator

Your next question comes from the line of Vijay Rakesh from Sterne, Agee. Please proceed.

Vijay Rakesh - Sterne, Agee & Leach, Inc. - Analyst

Hi, guys, just only if you can give — break off the revenue by segment? I think I missed it.

Rick White - Diodes Inc - CFO, Secretary and Treasurer

Revenue by segment, Mark.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Okay. By segment, computing is at 28%, consumer is 33%, Automotive is 4%, industrial is 19%.

Leanne Sievers - Diodes Inc - Shelton Group - IR

Communication —

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Oh, communication 16%

Vijay Rakesh - Sterne, Agee & Leach, Inc. - Analyst

Oh, good. And same question was, just wondering if you would give some more color on the gross margin back to 25%. OpEx I know you mentioned it going up, but longer-term, it should come back to your models. What is the long-term OpEx (technical difficulties) if you could give color on both. Thanks.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

When the general markets start to turn and the demand start to going up for our standard package. See, currently the demand for our new advanced package is very strong, but for other standard package, it’s just like a global economic. It’s very weak, okay? Therefore, our demand on our standard package really is not — is very — utilization it’s low, okay? And we’re hoping when the market turn, our standard package will start to grow. Demand will start to grow again, then utilization go up. Then our GPM will be start to increase.

Vijay Rakesh - Sterne, Agee & Leach, Inc. - Analyst

Is the GPM in the product mix or utilization of — I know you said demand on the standard packaging was weak. So, is that, what, a product mix issue now?

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Actually, all of those. Number one, couple wire conversion, number two, mix. Because it’s underloaded, so we move to the low end of the mix, and number three, we are not fully utilized, so utilization. And then number four, ASP on the standard product have a pressure, too. So, I have been talking about GPM as an also four factor, and that four factor still there.

Vijay Rakesh - Sterne, Agee & Leach, Inc. - Analyst

Got it. Okay, thanks.

Operator

That concludes today’s Q&A portion of the conference. I would now like to turn the conference over to Dr. Lu for any closing remarks.

Dr. Keh-Shew Lu - Diodes Inc - President and CEO

Thank you for your participation today. Operator, you may now disconnect.

Operator

Ladies and gentlemen, thank you for your participation. Please have great day.